Execution Copy

EXHIBIT 1.1

Underwriting Agreement

October 25, 2012

Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Ladies and Gentlemen:

Introductory. Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 3,000,000 shares (the “Firm Shares”) of its common shares of beneficial interest, par value $0.001 per share (the “Common Shares”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 450,000 shares (the “Optional Shares”) of Common Shares, as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Shares.” Barclays Capital Inc. is acting as the sole underwriter (the “Representative”) in connection with the offering and sale of the Shares.

To the extent there are no additional Underwriters listed on Schedule A other than Barclays Capital Inc., the terms Representative and Underwriters as used herein shall mean Barclays Capital Inc., as Underwriter. The terms Representative and Underwriters shall mean either the singular or plural as the context requires.

The Company and Acadia Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), for which the Company is the sole general partner, hereby confirm their agreements with the Underwriters as follows:

Section 1.          Representations and Warranties of the Company and the Partnership.

The Company and the Partnership, jointly and severally, represent and warrant to the Underwriters that:

(a)          (i) The Company and the transactions contemplated by this Agreement meet all of the requirements for using Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the standards for such form in effect currently and immediately prior to October 21, 1992. The registration statement on Form S-3 (No. 333-180607), including any exhibits thereto and any prospectus or prospectus supplement deemed a part thereof, each at the time of effectiveness (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 6, 2012 (including any Rule 462(b) registration statement) became effective upon filing with the Commission in accordance with Rule 462(e) of the rules and regulations of the Commission under the Securities Act on April 6, 2012, and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act Regulations. The Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on the Registration Statement. The Registration Statement registered $500,000,000 aggregate amount of various securities, including the Shares, in unallocated amounts. As of the date hereof, the Company has sold securities under the Registration Statement in an aggregate of $84,079,141.

(ii) (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations (as defined below)) made any offer relating to the  Shares in reliance on the exemption of Rule 163 of the Securities Act Regulations, and (D) as of the execution of this Agreement, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act Regulations.

(b)         At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and at the Applicable Time (as defined below), the Registration Statement complied and will comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Underwriters furnished in writing to the Company by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

Neither the Prospectus (as defined below) nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, and at the Applicable Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Underwriters furnished in writing to the Company by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

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Each prospectus (including the prospectus or prospectuses, and any preliminary prospectus, filed as part of the Registration Statement or any amendment thereto) complied as to form when so filed in all material respects with the Securities Act and the Securities Act Regulations and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T.

As of the Applicable Time, the Disclosure Package (as defined below), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Underwriters furnished in writing to the Company by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means, 6:15 P.M. (New York City time) on the date of execution and delivery of this Agreement.

“Base Prospectus” means the base prospectus dated April 6, 2012 filed as part of the Registration Statement, as amended, in the form first furnished to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time of the execution of this Agreement.

“Disclosure Package” means the Base Prospectus, any preliminary prospectus supplement, as amended or supplemented, any Issuer Free Writing Prospectus (as defined below) identified in Schedule 1(b), any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and a schedule indicating the number of Shares being sold and the price at which the Shares will be sold to the public, attached hereto as Schedule B.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

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“Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement (as defined below), including the documents incorporated therein pursuant to Item 12 of Form S-3 as of the date of such Prospectus Supplement.

“Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in the form furnished by the Company to the Underwriters in connection with the offering of the Shares.

(c)          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies Barclays Capital Inc. as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof, that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, the Company has notified or will notify the Representative promptly so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein.

(d)          The documents incorporated or deemed to be incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package, at the time they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act, and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), as applicable, and when read together with the information in the Prospectus and the Disclosure Package (i) at the time the Registration Statement became effective, (ii) at the time each Prospectus was issued and first used and (iii) at the Applicable Time, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Underwriters furnished in writing to the Company by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(e)          The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Shares under this Agreement, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by Barclays Capital Inc. or included in Schedule 1(b) hereto or the Registration Statement.

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(f)          This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Partnership.

(g)          There are no contracts or other documents required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement or any documents incorporated by reference that have not been described, filed or incorporated by reference as required. The contracts so described in the Registration Statement, the Disclosure Package and the Prospectus to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against and, to the Company’s knowledge by, the Company in accordance with their respective terms, except to the extent that the indemnification and contribution provisions set forth in Section 8 of this Agreement may be limited by the federal and state securities laws and public policy considerations in respect thereof, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally. To the Company’s knowledge, no other party is in material breach of or material default under any of such contracts.

(h)          Except as otherwise disclosed in the Registration Statement, the Disclosure Package or the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus: (i)  there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, shareholders’ equity, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, the Partnership and their subsidiaries, considered as one entity or a material adverse effect on the performance by the Company or, as applicable, the Partnership pursuant to this Agreement or the consummation of any of the transactions contemplated hereby (any such change is called a “Material Adverse Change”); (ii) the Company, the Partnership and their subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or the Partnership, except for dividends set aside for payment or paid to the Company, the Partnership or any of their subsidiaries on any class of capital stock or repurchase or redemption by the Company, the Partnership or any of their subsidiaries of any class of capital stock.

(i)           BDO USA, LLP, who has expressed its opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes and schedules, if any, thereto) and supporting schedules filed with the Commission and included or incorporated by reference or deemed to be included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board.

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(j)           The financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries (as defined below) as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act, the Exchange Act, the Securities Act Regulations and the Exchange Act Regulations and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The pro forma financial statements and other pro forma financial information included, or incorporated by reference in, the Registration Statement, the Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. The pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Commission’s Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other historical, pro forma or other financial statements or supporting schedules are required under applicable law, including the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, to be included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. The financial data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Company’s most recent Annual Report on Form 10-K. Any non-GAAP financial measures, as defined under Regulation G under the Securities Act, included in the Registration Statement, the Disclosure Package and the Prospectus are permitted for use in documents filed with the Commission and are presented in conformity with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations.

(k)          Each of the Company, the Partnership and their subsidiaries has been duly incorporated, formed or organized, as the case may be, and is validly existing as a real estate investment trust, corporation, partnership, limited liability company or other legal entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation and has full real estate investment trust, corporate, partnership or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and, in the case of the Company and the Partnership, to enter into and perform their respective obligations under this Agreement and to consummate the transactions contemplated herein. Each of the Company, the Partnership and each of their subsidiaries is duly qualified as a foreign corporation or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock, membership interests, partnership interests or similar equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and the equity interests in each Subsidiary which are owned by the Company, directly or through subsidiaries, are free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule 1(j) attached hereto (collectively, the “Subsidiaries”). There are no Subsidiaries, except for the Partnership, Acadia Strategic Opportunity Fund, LP, Acadia Strategic Opportunity Fund II, LLC, Acadia Strategic Opportunity Fund III LLC and Acadia Strategic Opportunity Fund IV LLC, of the Company that meet the definition of “significant subsidiaries” under Regulation S-X under the Securities Act.

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(l)           The authorized, issued and outstanding capital shares of the Company are as described in the Registration Statement, the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to this Agreement, employee benefit plans described in the Registration Statement, the Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Registration Statement, the Disclosure Package and the Prospectus). The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been offered, sold and issued in compliance with federal and state securities laws. The issuance of the Shares has been duly and validly authorized and, upon being delivered to and paid for by the Underwriters pursuant to this Agreement, the Shares will be fully paid, validly issued and non-assessable, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. All of the issued and outstanding units of limited partnership interest in the Partnership (the “OP Units”) have been duly authorized by the Partnership. As of the date of this Agreement, the Company is the sole general partner of the Partnership and owns OP Units representing an approximately 99% interest in the Partnership. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company, and the holders of the outstanding capital shares of the Company are not entitled to preemptive or other rights to subscribe for the Shares. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital shares or ownership interests in the Company or any of its Subsidiaries other than those accurately described in the Registration Statement, the Disclosure Package and the Prospectus. The description of the Company’s share option, share bonus and other share plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

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(m)         Neither the Company, the Partnership nor any of their subsidiaries is in violation of its respective charter, declaration of trust, by-laws, certificate of formation, partnership agreement, operating agreement or similar documents or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company, the Partnership or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Partnership or any of their subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s and the Partnership’s execution, delivery and performance of this Agreement, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Disclosure Package and the Prospectus and the consummation of the transactions contemplated hereby and thereby and by the Registration Statement (i) will not result in any violation of the provisions of the respective charter, declaration of trust, by-laws, certificate of formation, partnership agreement, operating agreement or similar documents of the Company, the Partnership or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Partnership or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, statute, rule, regulation, judgment, order or decree, administrative regulation or administrative or court decree applicable to the Company, the Partnership or any subsidiary or any of its or their property. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or the Partnership’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus, except such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable state securities or Blue Sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Partnership or any of its subsidiaries;

(n)          Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings pending or, to the best of the Company’s or the Partnership’s knowledge, threatened (i) against or affecting the Company, the Partnership or any of their subsidiaries, (ii) that has as the subject thereof any officer or trustee of, or property owned or leased by, the Company, the Partnership or any of their subsidiaries or (iii) relating to environmental or discrimination matters, which would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company, the Partnership or any of their subsidiaries exists or, to the best of the Company’s and the Partnership’s knowledge, is threatened or imminent, and neither the Company nor the Partnership is aware of any existing or imminent labor disturbance by the employees at any of its or its subsidiaries’ principal suppliers, contractors or customers that could result in a Material Adverse Change.

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(o)          The Company, the Partnership and their subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted or as proposed to be conducted in the Registration Statement, the Disclosure Package and the Prospectus, and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company, the Partnership, nor any of their subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company and the Partnership are not parties to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Disclosure Package and the Prospectus and are not described in all material respects. None of the technology employed by the Company or the Partnership has been obtained or is being used by the Company or the Partnership in violation of any contractual obligation binding on the Company, the Partnership or, to the Company or the Partnership’s knowledge, any of their officers, trustees or employees or is otherwise in violation of the rights of any persons, except for violations which would not, individually or in the aggregate, result in a Material Adverse Change.

(p)          The Company, the Partnership and each subsidiary possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificate, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Change, and neither the Company, the Partnership nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(q)          Each of the Company, the Partnership and each of their subsidiaries owns or leases all such properties as are necessary to the conduct of their respective operations as presently conducted. The Company, the Partnership and each of their subsidiaries has good and marketable title to all the properties and assets reflected as owned in the Company’s consolidated financial statements (and schedules thereto) or elsewhere in the Registration Statement, the Disclosure Package and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or where the existence of any security interest, mortgage, lien, encumbrance, equity, claim or other defect would not, individually or in the aggregate, result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company, the Partnership or any of their subsidiaries are held under valid and enforceable leases, except where the invalidity or unenforceability of any leases would not, individually or in the aggregate, result in a Material Adverse Change.

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(r)           The Company, the Partnership and their subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. To the knowledge of the Company, there is no tax deficiency likely to be asserted against the Company, the Partnership or any of their subsidiaries. All tax liabilities, if any, of the Company, the Partnership and their subsidiaries are adequately provided for on the respective books of the entities.

(s)           The Company has met the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), as of the close of every taxable year during the Company’s existence, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust for federal income tax purposes.

(t)           Each of the Partnership and any subsidiary limited liability company or partnership, except Acadia Self Storage Management Investment Company LLC, which has elected to be treated as a taxable REIT subsidiary, is qualified as a partnership or a disregarded entity for federal income tax purposes and not as an association taxable as a corporation or as a publicly traded partnership.

(u)          Each of the Company and the Partnership is not, and after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Registration Statement, the Disclosure Package and the Prospectus will not be required to be registered as, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)          Each of the Company, the Partnership and their subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary for their respective businesses including, but not limited to, policies covering real and personal property owned or leased by the Company, the Partnership and their subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against. All such policies of insurance are in full force and effect. There are no claims by the Company, the Partnership or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except where such denial or defense would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company, the Partnership nor any subsidiary has been refused insurance coverage sought or applied for and neither the Company, the Partnership nor any subsidiary has reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

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(w)         The Company and the Partnership have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares in accordance with Regulation M under the Exchange Act, in reliance upon the actively traded security exception to Rule 101 thereof.

(x)          The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and have been approved for listing on the New York Stock Exchange (the “NYSE”). The Shares have been approved for listing on the NYSE, subject only to official notice of issuance. The Company has taken no action designed to terminate the registration of the Shares under the Exchange Act or cause the delisting of any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(y)          The Company has not distributed and will not distribute any written offering material in connection with the offering and sale of the Shares other than the Prospectus and the Registration Statement. The Company will file with the Commission any Issuer Free Writing Prospectuses in the time and manner required under Rule 433(d) under the Securities Act Regulations.

(z)          Neither the Company, the Partnership nor any of their subsidiaries nor, to the knowledge of the Company or the Partnership, any trustee, officer, agent, employee or affiliate of the Company, the Partnership or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation of such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Partnership, their subsidiaries and, to the knowledge of the Company and the Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(aa)        There are no business relationships or related-party transactions involving the Company, the Partnership or any subsidiary of either or any other Person required to be described in any preliminary prospectus, the Registration Statement or the Prospectus that have not been described as required.

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(bb)       The Company and each of its Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act Regulations); such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Company and its Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. Since the date of the most recent balance sheet of the Company and its consolidated Subsidiaries reviewed or audited by BDO USA, LLP and the audit committee of the board of trustees of the Company, (i) the Company has not been advised of (A) any material weaknesses in the design or operation of internal controls that would adversely affect the ability of the Company or any of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (ii) since that date, there have been no changes in internal controls or in other factors that would materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company, the Partnership and each of their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)        During the period of at least the last 12 calendar months prior to the date of this Agreement, the Applicable Time, the Closing Date and any Subsequent Closing Date, the Company has filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act; during the period of at least the last 12 calendar months preceding the filing of the Registration Statement or any post-effective amendment thereto, the Company has filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act.

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(dd)       Except as (x) otherwise described in the Registration Statement, the Disclosure Package and the Prospectus or (y) would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Company, the Partnership, nor any of their subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company, the Partnership or their subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, the Partnership or any of their subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, the Partnership or any of their subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or the Partnership has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated by the Company, the Partnership or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s and the Partnership’s knowledge, threatened against the Company, the Partnership or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the Company, the Partnership or any of their subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s and the Partnership’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, the Partnership or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Company, the Partnership, or any of their subsidiaries has retained or assumed either contractually or by operation of law. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company, the Partnership nor any subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Responses Compensation and Liability Act of 1980, as amended.

(ee)        In the ordinary course of its business, the Company and the Partnership conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, the Partnership and their subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company and the Partnership have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(ff)         The Company, the Partnership and their subsidiaries and any “Employee Benefit Plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Partnership and their subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, the Partnership or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code, of which the Company, the Partnership or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan established or maintained by the Company, the Partnership, their subsidiaries or any of their ERISA Affiliates. No Employee Benefit Plan established or maintained by the Company, the Partnership, their subsidiaries or any of their ERISA Affiliates, if such Employee Benefit Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Partnership, their subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Benefit Plan or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each Employee Benefit Plan established or maintained by the Company, the Partnership, their subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

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(gg)       Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or the Partnership, any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(hh)       At the original effectiveness of the Registration Statement at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act Regulations that it is not necessary that the Company be considered an ineligible issuer.

(ii)          There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company, the Partnership or any of their subsidiaries to or for the benefit of any of the officers or trustees of the Company or any of their family members, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(jj)          The Company and the Partnership have not been advised, and have no reason to believe, that they and each of their subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(kk)        There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Shares.

(ll)          No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

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(mm)      There is and has been no failure on the part of the Company and any of the Company’s trustees or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 of the Sarbanes-Oxley Act related to loans and Sections 302 and 906 thereof related to certifications. The Company is in compliance with the current listing standards of the NYSE.

(nn)       The operations of the Company, the Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Partnership threatened.

(oo)       Neither the Company, the Partnership nor any of their subsidiaries nor, to the knowledge of the Company, the Partnership, any trustee, officer, agent, employee or affiliate of the Company or the Partnership or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(pp)       The limited partnership agreement of the Partnership, including any amendments thereto, has been duly and validly authorized, executed and delivered by the Company and, to the best knowledge of the Company, all the partners of the Partnership and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(qq)       Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any employee of the Company or any of its Subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading;

(rr)         The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(ss)        Any statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on the Company’s own research or derived from external sources that, in either case, the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

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(tt)         The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(uu)       The Common Shares are an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

Any certificate signed by an officer of the Company or the Partnership and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein as of the date or dates indicated in such certificate.

Section 2.          Purchase, Sale and Delivery of the Shares.

(a)          The Firm Shares. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $24.91 per share.

(b)          The Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York, 10019, (or such other place as may be agreed to by the Company and Barclays Capital Inc.) at 9:00 a.m., New York City time, on October 31, 2012 (the time and date of such closing are called the “Closing Date”).

(c)          The Optional Shares; the Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 450,000 Optional Shares from the Company at the same price as the purchase price per share to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. The option granted hereunder may be exercised at any time and from time to time upon notice by Barclays Capital Inc. to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and the Optional Shares). Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by Barclays Capital Inc. and shall not be earlier than three nor later than five (5) full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as Barclays Capital Inc. may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares.

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(d)          Public Offering of the Shares. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as Barclays Capital Inc., in its sole judgment, has determined is advisable and practicable.

(e)          Payment for the Shares. Payment for the Shares shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Barclays Capital Inc., individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)          Delivery of the Shares. Delivery of the Firm Shares and the Optional Shares shall be made through the facilities of The Depository Trust Company unless Barclays Capital Inc. shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

(g)          Delivery of Prospectus to the Underwriters. Not later than 3:00 p.m. on the first business day in New York City following the date of this Agreement, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as Barclays Capital Inc. shall request.

Section 3.          Covenants of the Company and the Partnership.

The Company and the Partnership covenants and agrees, jointly and severally, with each Underwriter as follows:

(h)          Barclays Capital Inc.’s Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, subject to Section 3(d), the Company shall furnish to Barclays Capital Inc. for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which Barclays Capital Inc. reasonably objects.

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(b)          Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise Barclays Capital Inc. in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (iv) of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement, or notice objecting to its use pursuant to Rule 401(g)(2), or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or threatening of any such proceedings for that purpose or for any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement, (v) of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceeding for any such purpose, and (vi) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company shall use its best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, of the Securities Act Regulations, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) of the Securities Act Regulations were received in a timely manner by the Commission.

The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(c)          Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

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(d)          Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Registration Statement, the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made), not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of Barclays Capital Inc. it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify Barclays Capital Inc. of any such event or development, (ii) prepare and file with the Commission, such amendment, or supplement or new registration statement which will correct such statement or omission, effect such compliance or satisfy such filing requirement, and (iii) promptly prepare (subject to Sections 3(a) and 3(d) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective as soon as possible if not an automatic shelf registration statement) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Registration Statement or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e)          Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of Barclays Capital Inc., it will not make, any offer relating to the Shares that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act Regulations; provided that the prior written consent of Barclays Capital Inc. hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule 1(b) hereto and any electronic road show. Any such free writing prospectus consented to by Barclays Capital Inc. is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)          Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representative may reasonably request.

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(g)          Copies of the Registration Statement and the Prospectus. The Company will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representative may reasonably request.

(h)          Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Shares in any jurisdiction where it is not now so subject. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)          Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(j)          Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Shares.

(k)          Earnings Statement. To make generally available to its shareholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(l)          Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(m)          Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the NYSE.

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(n)          Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 30th day following the date of the Prospectus, the Company will not, without the prior written consent of Barclays Capital Inc. (which consent may be withheld at the sole discretion of Barclays Capital Inc.), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act Regulations, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Shares, options or warrants to acquire shares of the Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than as contemplated by this Agreement with respect to the Shares). Notwithstanding the foregoing, if (x) during the last 17 days of the 30-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 30-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 30-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representative and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 5(h) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(o)          Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s trustees and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(p)          Future Reports to Shareholders. To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail.

(q)          Future Reports to the Representative. Unless publicly filed with the Commission on EDGAR, during the period of five (5) years hereafter the Company will furnish to the Representative at Barclays Capital Inc., 745 7th Avenue, New York, New York 10019, Attn: Syndicate Registration (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

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(r)          Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

(s)          No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

Barclays Capital Inc., on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

(t)          Registration Statement Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the distribution of the Shares is not complete, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

Section 4.          Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees and expenses incurred by the Company (including attorneys’ fees) or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, but not, however, legal fees and expenses of the Underwriters’ counsel incurred in connection with any of the foregoing, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with listing of the Shares on the NYSE, (ix) the expenses of the Company and the Underwriters in connection with the marketing and offering of the Shares, and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6 and Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

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Section 5.          Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Partnership set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Shares, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(i)          Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from BDO USA, LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(j)          Compliance with Registration Requirements; No Stop Orders; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i)          the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A of the Securities Act Regulations) in the manner and within the time period required by Rule 424(b) of the Securities Act Regulations; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A of the Securities Act Regulations, and such post-effective amendment shall have become effective;

(ii) all material required to be filed by the Company pursuant to Rule 433(d) of the Securities Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 of the Securities Act Regulations;

(iii)        no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

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(iv)        FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(k)          No Material Adverse Change or Rating Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i)          in the judgment of Barclays Capital Inc. there shall not have occurred any Material Adverse Change;

(ii)        there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of Barclays Capital Inc., so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package and the Prospectus; and

(iii)       there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(l)           Opinion of Counsel for the Company. On the Closing Date and any Subsequent Closing Date, the Representative shall have received favorable opinions and letters dated as of such Closing Date or Subsequent Closing Date of (i) Goodwin Procter LLP, counsel for the Company, the form of which is attached as Exhibits A-1-A and A-1-B; (ii) Robert Masters, Esq., General Counsel of the Company, the form of which is attached hereto as Exhibit A-2; (iii) Seyfarth & Shaw LLP, special REIT tax counsel to the Company, the form of which is attached hereto as Exhibit A-3 and (iv) Venable LLP, special Maryland counsel to the Company, the form of which is attached as Exhibit A-4; (iii).

(m)         Opinion of Counsel for the Underwriters. On the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated as of such Closing Date or Subsequent Closing Date, in form and substance satisfactory to, and addressed to, the Representative, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In said opinion, Sidley Austin LLP may rely as to all matters of Maryland law on the opinion of Venable LLP.

(n)         Officers’ Certificate. On the Closing Date and any Subsequent Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date or Subsequent Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 5, and further to the effect that:

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(i)          for the period from and after the date of this Agreement and prior to such Closing Date or Subsequent Closing Date, there has not occurred any Material Adverse Change;

(ii)        the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct on and as of such Closing Date or Subsequent Closing Date with the same force and effect as though expressly made on and as of such Closing Date or Subsequent Closing Date; and

(iii)       the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Subsequent Closing Date.

(o)          Bring-down Comfort Letter. On the Closing Date and any Subsequent Closing Date, the Representative shall have received from BDO USA, LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three (3) business days prior to such Closing Date or Subsequent Closing Date.

(p)          Lock-Up Agreement from Certain Shareholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit B hereto from those individuals listed on Schedule 5(h) hereto, and such agreement shall be in full force and effect on the Closing Date and any Subsequent Closing Date.

(q)          Listing of Shares. The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representative.

(r)          Additional Documents. On or before the Closing Date and any Subsequent Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by Barclays Capital Inc. by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 13 shall at all times be effective and shall survive such termination.

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Section 6.          Reimbursement of Underwriters’ Expenses. If this Agreement is terminated pursuant to Section 5 (except in Section 5(e) in the case where such opinion of Sidley Austin LLP is unreasonably withheld), Section 9 or Section 10(i), or if the sale to the Underwriters of the Shares on the Closing Date or on any Subsequent Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7.          Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

Section 8.          Indemnity and Contribution.

(s)          The Company and the Partnership, jointly and severally, agree to indemnify, defend and hold harmless the Underwriters, their affiliates, as such term is defined in Rule 501(b) of the Securities Act Regulations, their selling agents and each Person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation), as incurred, that any Underwriter or any such Person may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any application or other document executed by or on behalf of the Company or the Partnership or based on written information furnished by or on behalf of the Company or the Partnership filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Prospectus Supplement (including any preliminary prospectus supplement), any Issuer Free Writing Prospectus, any “road show” (as defined under Rule 433) not constituting an Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or alleged failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, damage, expense, liability, claim or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor the Partnership shall be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, damage, expense, liability, claim or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by any Underwriter through its gross negligence or willful misconduct), except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of an Underwriter to the Company expressly for use with reference to the Underwriter in the Disclosure Package or the Prospectus or arises out of or is based upon any omission or alleged omission to state in any such document a material fact in connection with such information required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such Person in respect of which indemnity may be sought against the Company or the Partnership pursuant to the foregoing paragraph, such Underwriter or such Person shall promptly notify the Company and the Partnership in writing of the institution of such Proceeding and the Company or the Partnership shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company and the Partnership shall not relieve the Company or the Partnership from any liability which the Company or the Partnership may have to such Underwriter or any such Person or otherwise, except to the extent the Company or the Partnership has been materially prejudiced by such failure; provided, further, that the failure to notify the Company or the Partnership shall not relieve it from any liability it may have to such Underwriter or any such Person otherwise than under this Section 8. An Underwriter or such controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such Person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to the Underwriters (as approved by Barclays Capital Inc.) to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with or in addition to those available to the Company or the Partnership (in which case neither the Company nor the Partnership shall have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and the Partnership and paid as incurred (it being understood, however, that neither the Company nor the Partnership shall be liable for the expenses of more than one separate counsel (other than local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Company nor the Partnership shall be liable for any settlement of any such Proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with the written consent of the Company and/or the Partnership, the Company and the Partnership agree to indemnify and hold harmless such Underwriter and any such Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

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(t)          The Underwriters agree, severally and not jointly, to indemnify, defend and hold harmless the Company, its officers, employees and trustees, the Partnership, any Person who controls the Company or the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each trustee of the Company and each officer of the Company who signed the Registration Statement from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation), as incurred, which, jointly or severally, the Company, the Partnership or any such Person may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of an Underwriter to the Company expressly for use with reference to the Underwriter in the Disclosure Package or the Prospectus Supplement or arising out of or based upon any omission or alleged omission to state in any such document a material fact in connection with such information required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Partnership hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Disclosure Package or the Prospectus Supplement are (i) the first sentence of the fifth paragraph, (ii) the second sentence of the twelfth paragraph and (iii) the thirteenth paragraph under the caption “Underwriting” in the Prospectus Supplement.

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If any Proceeding is brought against the Company, the Partnership or any such Person in respect of which indemnity may be sought against an Underwriter pursuant to the foregoing paragraph, the Company, the Partnership or such Person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability that it may have to the Company, the Partnership or any such Person or otherwise, except to the extent such Underwriter has been materially prejudiced by such failure; provided, further, that the failure to notify such Underwriter shall not relieve it from any liability it may have to the Company, the Partnership or any such Person otherwise than under this Section 8. The Company, the Partnership or such Person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Partnership or such Person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with or in addition to those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (other than local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). An Underwriter shall not be liable for any settlement of any such Proceeding effected without its written consent but if settled with the written consent of the Underwriter, the Underwriter agrees to indemnify and hold harmless the Company, the Partnership and any such Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(u)          If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then in order to provide just and equitable contribution in such circumstance, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and any Underwriter on the other hand from the offering of the Shares or (ii) if, but only if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Partnership on the one hand and of any Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership on the one hand and any Underwriter on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering ( net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by such Underwriter, bear to the aggregate public offering price of the Shares. The relative fault of the Company and/or the Partnership on the one hand and of any Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Partnership or by such Underwriter’s and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

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(v)          The Company, the Partnership and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, no Underwriter shall be liable or responsible for, or be required to contribute, any amount pursuant to this Section 8 in excess of the amount of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(w)         The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company and the Partnership contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the directors and officers or any Person (including each partner, officer, trustee or director of such Person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Partnership, their trustees, officers or partners or any Person who controls the Company or the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Partnership and each Underwriter agree to promptly notify each other upon the commencement of any Proceeding against it and, in the case of the Company and the Partnership, against any of the Company’s or the Partnership officers, trustees or partners in connection with the issuance and sale of the Shares, or in connection with the Disclosure Package or Prospectus.

Section 9.          Default of One or More of the Several Underwriters. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by Barclays Capital Inc. with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to Barclays Capital Inc. and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6 and Section 8 shall at all times be effective and shall survive such termination in the case of any non-defaulting Underwriter. In any such case either Barclays Capital Inc. or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

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As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 10.         Termination of this Agreement. Prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date, this Agreement may be terminated by Barclays Capital Inc. by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or minimum or maximum prices shall have been generally established by the Commission or FINRA or such stock exchange; (ii) trading in securities generally on the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established by the Commission or FINRA or on stock exchange; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of Barclays Capital Inc. is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof in connection with a termination of this Agreement pursuant to subsection (i) of this Section 10 or (b) any Underwriter to the Company.

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Section 11.         No Advisory or Fiduciary Responsibility. Each of the Company and the Partnership acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or Partnership, or their affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Partnership with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Partnership on other matters) and no Underwriter has any obligation to the Company or the Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Partnership and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Partnership and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and the Partnership hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Partnership may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 12.         Research Analyst Independence. The Company and the Partnership acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Partnership hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Partnership by such Underwriters’ investment banking divisions. The Company and the Partnership acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

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Section 13.         Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of the Partnership, of their officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, the Partnership, the officers or employees of the Partnership, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 14.         Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Facsimile: 646-834-8133

Attention: Syndicate Registration

If to the Company:

Acadia Realty Trust
Suite 260

1311 Mamaroneck Avenue

White Plains, New York 10605

Facsimile: 914-288-2139

Attention: General Counsel

If to the Partnership:

Acadia Realty Limited Partnership

Suite 260

1311 Mamaroneck Avenue

White Plains, New York 10605

Facsimile: 914-288-2139

Attention: General Counsel

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15.         Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of (i) the Company, its trustees, any person who controls the Company within the meaning of the Securities Act or the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Partnership and its officers and directors, (iii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act and (iv) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

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Section 16.         Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17.         Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 18.         Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.         General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company and Partnership, their affairs and their business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ACADIA REALTY TRUST

By:	/s/ Jon Grisham
	Name:	Jon Grisham
	Title:	Senior Vice President, Chief Financial Officer

ACADIA REALTY LIMITED PARTNERSHIP

By:	ACADIA REALTY TRUST
Its sole general partner

By:	/s/ Jon Grisham
	Name:	Jon Grisham
	Title:	Senior Vice President, Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

BARCLAYS CAPITAL INC.
Acting as Representative of the
several Underwriters named in
the attached Schedule A.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

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SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Barclays Capital Inc.	3,000,000
Total	3,000,000

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SCHEDULE B

Aggregate number of shares offered: 3,000,000

Offering price to public: $25.20 per share

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SCHEDULE 1(b)

Issuer Free Writing Prospectuses

None.

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